Exhibit 99.1

PowerFleet Reports Fourth Quarter and Full Year 2020 Financial Results

●	Record Annual Revenue of $113.6 Million and Operating Cash Flow of $8.8 Million

●	Quarterly Revenue Up 7% Sequentially to $29.4 Million, Driving 4% Sequential Increase in High Margin, Recurring and Services Revenue to $17.3 Million

Woodcliff Lake, NJ — February 25, 2021 — PowerFleet, Inc. (Nasdaq: PWFL), a global leader and provider of subscription-based wireless IoT and M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, reported results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter and Full Year 2020 Financial Highlights

●	Total revenue increased 7% sequentially to $29.4 million.

●	Solid gross profit margin of 51.6%, an improvement from 47.4% in Q4 2019.

●	High margin, recurring and services revenue increased 4% sequentially to $17.3 million.

●	Generated $8.8 million of operating cash for the full year of 2020.

●	At quarter end, cash and cash equivalents totaled $18.1 million and $28.9 million of working capital. Pro forma cash and cash equivalent position, including the net proceeds from the underwritten public offering closed on February 1, 2021, was $45.0 million.

Fourth Quarter 2020 and Recent Operational Highlights

●	Selected by Panhandle Transportation Group (PTG) to monitor and remotely manage refrigerated trailers and cargo through PowerFleet’s reefer solution, the LV-400.

●	Chosen by Nucor Tubular Products to improve safety, compliance, and utilization by using PowerFleet’s telematics solutions.

●	Deployed hundreds of IoT-enabled defibrillators in Israel, which were installed across the country in telephone booths, lottery stalls and supermarkets as part of a $2 million deployment program.

●	Leveraged Pointer’s best-in-class IoT solutions to secure multiple new contracts with companies.

●	Signed a deal with McGuire Transportation, a regional dry van trucking company, to upgrade its trailer management solution for its U.S.-based operations.

Management Commentary

“The fourth quarter was a solid finish to a very unpredictable 2020,” said PowerFleet CEO Chris Wolfe. “Our continued execution against strategic initiatives, including focus on driving profitable growth, and our leaner cost structure enabled us to deliver 7% sequential topline growth, 4% sequential increase in high margin recurring and services revenue, and improved GAAP and non-GAAP profitability measures for the quarter. These improving financial metrics demonstrate the leverage in our business model and the ongoing benefits from our cost optimization measures, which together helped to produce strong gross margins and $8.8 million in operating cash for 2020.

“From a sales perspective, we finished the year strong with several new customer wins, a solid backlog of installations, and a robust prospect pipeline entering 2021. We remain encouraged by our growing product portfolio, expanded partnership with Jungheinrich as well as notable new wins, including Kautex, Panhandle Transportation Group, Nucor Tubular, and McGuire Transportation.

“Looking ahead in 2021, end market demand for our dry van, container, and cold chain mobility platforms is steadily improving in North America and we are gaining numerous cold chain and IoT pharma customers in Israel. As the global economy recovers and countries reopen, PowerFleet is well positioned to leverage our enhanced scale, strong balance sheet, and expansive international footprint to effectively compete and win global tenders. We believe these factors will enable PowerFleet to capture an increasing share of the growing, multi-billion-dollar global industrial IoT market.”

Fourth Quarter 2020 Financial Results

Total revenue was $29.4 million, compared to $35.1 million in the same year-ago period. The decrease in revenue was related to the reduction in product revenue from Avis and the impact from COVID-19. Services revenue was $17.3 million (58.8% of total revenue), compared to $18.7 million (53.2% of total revenue) in the same year-ago period. Product revenue was $12.1 million (41.2% of total revenue), compared to $16.5 million (46.8% of total revenue) in the same year-ago period.

Gross profit was $15.2 million (51.6% of total revenue), compared to $16.6 million (47.4% of total revenue) in the same year-ago period. Service gross profit was $11.2 million (65.0% of total service revenue), compared to $11.6 million (62.3% of total service revenue) in the same year-ago period. Product gross profit was $3.9 million (32.5% of total product revenue), compared to $5.0 million (30.4% of total product revenue) in the same year-ago period.

Selling, general and administrative expenses were $13.0 million, compared to $14.7 million in the same year-ago period. Research and development expenses were $2.3 million, compared to $3.0 million in the same year-ago period. The year-over-year decrease in operating expenses reflects the cost savings initiatives implemented in 2020.

Net loss attributable to common stockholders totaled $3.5 million or $(0.12) per basic and diluted share (based on 30.2 million weighted average shares outstanding), compared to net loss attributable to common stockholders of $5.2 million or $(0.18) per basic and diluted share in the same year-ago period (based on 28.6 million weighted average shares outstanding). The net loss attributable to common shareholders in the fourth quarter of 2020 included $2.0 million in non-cash expense related to foreign currency translation of debt outstanding in local currency at the company’s Israeli subsidiary. Due to this non-cash expense as well as additional gains and losses that may not be indicative of PowerFleet’s core operating results, the company is supplementing its GAAP results with certain non-GAAP measures, including non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted share and adjusted EBITDA.

Non-GAAP net income attributable to common stockholders totaled $2.0 million or $0.07 per basic and $0.05 per diluted share (based on 30.2 million weighted average basic shares outstanding and 38.1 million weighted average diluted shares outstanding), an improvement compared to non-GAAP net loss attributable to common stockholders of $606,000 or $(0.02) per basic and diluted share (based on 28.6 million weighted average basic and diluted shares outstanding) in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about non-GAAP net income and its reconciliation to GAAP net income/loss).

Adjusted EBITDA, a non-GAAP metric, totaled $3.2 million, compared to adjusted EBITDA of $2.1 million in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income/loss).

At quarter-end, the company had $18.1 million in cash and cash equivalents. The Company’s working capital position at quarter-end was $28.9 million.

Full Year 2020 Financial Results

Financial results for the full year ended December 31, 2020 include financial results from Pointer Telocation Ltd., which was acquired on October 3, 2019. Financial results for the year ended December 31, 2019 include financial results from I.D. Systems, Inc., and financial results for Pointer Telocation Ltd. for the fourth quarter of 2019.

Total revenue increased to $113.6 million from $81.9 million in 2019. Services revenue was $67.9 million (59.8% of total revenue), compared to $36.5 million (44.6% of total revenue) in 2019. Product revenue was $45.7 million (40.2% of total revenue), compared to $45.4 million (55.4% of total revenue) in 2019.

Gross profit increased to $59.0 million (52.0% of total revenue) from $38.4 million (46.8% of total revenue) in 2019. Services gross profit was $43.6 million (64.2% of services revenue), compared to $22.9 million (62.8% of services revenue) in 2019. Product gross profit was $15.4 million (33.8% of product revenue), compared to $15.4 million (34.0% of product revenue) in 2019.

Selling, general and administrative expenses were $51.9 million, compared to $33.1 million in 2019. Research and development expenses were $10.6 million, compared to $8.5 million in 2019.

Net loss attributable to common stockholders totaled $13.6 million or $(0.46) per basic and diluted share (based on 29.7 million weighted average shares outstanding), compared to net loss of $12.0 million or $(0.59) per basic and diluted share in 2019 (based on 20.5 million weighted average shares outstanding). The net loss attributable to common shareholders in the 2020 included $2.1 million in non-cash expense related to foreign currency translation of debt outstanding in local currency at the company’s Israeli subsidiary. Due to this non-cash expense as well as additional gains and losses that may not be indicative of PowerFleet’s core operating results, the company is supplementing its GAAP results with certain non-GAAP measures including non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted share and adjusted EBITDA.

Non-GAAP net income attributable to common stockholders totaled $3.7 million or $0.12 per basic and $0.10 per diluted share (based on 29.7 million weighted average basic shares outstanding and 37.1 million weighted average diluted shares outstanding), an improvement compared to non-GAAP net loss attributable to common stockholders of $4.7 million or $(0.23) per basic and diluted share (based on 20.5 million weighted average basic and diluted shares outstanding) in 2019 (See the section below titled “Non-GAAP Financial Measures” for more information about non-GAAP net income and its reconciliation to GAAP net income/loss).

Adjusted EBITDA, a non-GAAP metric, totaled $9.1 million compared to adjusted EBITDA of $3.2 million in 2019 (See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income/loss).

Investor Conference Call

PowerFleet management will discuss these results and business outlook on a conference call today Thursday, February 25 at 8:00 a.m. Eastern time (5:00 a.m. Pacific time).

PowerFleet CEO Chris Wolfe and CFO Ned Mavrommatis will host the call, followed by a question-and-answer session where sell-side analysts and major institutional shareholders can ask questions.

U.S. dial-in: 877-407-0778

International dial-in: 201-689-8565

Passcode: 40007

The conference call will be broadcast simultaneously and available for replay in the investor section of the company’s website at ir.powerfleet.com.

If you have any difficulty connecting with the conference call, please contact PowerFleet’s investor relations team at (949) 574-3860.

Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), PowerFleet provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted share and adjusted EBITDA. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of PowerFleet’s current financial performance. Specifically, PowerFleet believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternate to net income or cash flow from operating activities as an indicator of operating performance or liquidity. Because PowerFleet’s method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

PowerFleet, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted EBITDA Financial Measures

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2020	2019	2020

Net loss attributable to common stockholders	$(5,169,000)	$(3,542,000)	$(12,047,000)	$(13,606,000)
Dividends on preferred stock	1,084,000	1,177,000	1,084,000	4,599,000
Other (income) expense, net	4,000	109,000	50,000	102,000
Intangible assets amortization expense	1,240,000	1,333,000	1,967,000	5,329,000
Stock-based compensation	801,000	1,064,000	2,533,000	4,142,000
Foreign currency translation	179,000	2,014,000	467,000	1,989,000
Non-cash portion of income tax expense	(680,000)	(149,000)	(680,000)	991,000
Severance expenses related to the acquisition	1,724,000	-	1,724,000	-
Impact of the fair value mark-up of acquired inventory	211,000	-	211,000	124,000
Non-GAAP net income (loss) attributable to common stockholders	$(606,000)	$2,006,000	$(4,691,000)	$3,670,000

Non-GAAP net income (loss) attributable to common stockholders - basic	$(0.02)	$0.07	$(0.23)	$0.12
Non-GAAP net income (loss) attributable to common stockholders - diluted	$(0.02)	$0.05	$(0.23)	$0.10
Weighted average common shares outstanding - basic	28,582,000	30,227,000	20,476,000	29,703,000
Weighted average common shares outstanding - diluted	28,582,000	38,130,000	20,476,000	37,057,000

PowerFleet, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Net Income (Loss) Financial Measures

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2020	2019	2020

Net loss attributable to common stockholders	$(5,169,000)	$(3,542,000)	$(12,047,000)	$(13,606,000)
Non-controlling interest	(18,000)	7,000	(18,000)	(3,000)
Dividends on preferred stock	1,084,000	1,177,000	1,084,000	4,599,000
Interest (income) expense, net	877,000	291,000	823,000	2,276,000
Other (income) expense, net	4,000	109,000	50,000	102,000
Income tax (benefit) expense	(75,000)	(144,000)	(75,000)	1,038,000
Depreciation and amortization	2,042,000	2,266,000	3,341,000	8,425,000
Stock-based compensation	801,000	1,064,000	2,533,000	4,142,000
Foreign currency translation	179,000	2,014,000	467,000	1,989,000
Acquisition-related fees	462,000	-	5,135,000	-
Severance expenses related to the acquisition	1,724,000	-	1,724,000	-
Impact of the fair value mark-up of acquired inventory	211,000	-	211,000	124,000

Adjusted EBITDA	$2,122,000	$3,242,000	$3,228,000	$9,086,000

About PowerFleet

PowerFleet® Inc. (NASDAQ: PWFL; TASE: PWFL) is a global leader and provider of subscription-based wireless IoT and M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets such as industrial trucks, tractor trailers, containers, cargo, and vehicles and truck fleets. The company is headquartered in Woodcliff Lake, New Jersey, with offices located around the globe. PowerFleet’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. Our offerings are sold under the global brands PowerFleet, Pointer, and Cellocator. For more information, please visit www.powerfleet.com, the content of which does not form a part of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to PowerFleet’s beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond PowerFleet’s control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion, or other financial information; emerging new products; and plans, strategies, and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the ability to recognize the anticipated benefits of the acquisition of Pointer, which may be affected by, among other things, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for PowerFleet’s products to continue to develop, the possibility that PowerFleet may not be able to integrate successfully the business, operations and employees of I.D. Systems and Pointer, the inability to protect PowerFleet’s intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in PowerFleet’s filings with the Securities and Exchange Commission, including PowerFleet’s annual report on Form 10-K for the year ended December 31, 2019. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, PowerFleet. Unless otherwise required by applicable law, PowerFleet assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether a result of new information, future events, or otherwise.

PowerFleet Company Contact

Ned Mavrommatis, CFO

NMavrommatis@powerfleet.com
(201) 996-9000

PowerFleet Investor Contact

Matt Glover

Gateway Investor Relations

PWFL@gatewayIR.com

(949) 574-3860

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2020	2019	2020
		(Unaudited)		(Unaudited)
Revenue:
Products	$16,462,000	$12,135,000	$45,416,000	$45,651,000
Services	18,684,000	17,292,000	36,499,000	67,942,000

	35,146,000	29,427,000	81,915,000	113,593,000
Cost of revenue:
Cost of products	11,454,000	8,194,000	29,982,000	30,219,000
Cost of services	7,047,000	6,048,000	13,569,000	24,357,000

	18,501,000	14,242,000	43,551,000	54,576,000

Gross Profit	16,645,000	15,185,000	38,364,000	59,017,000

Operating expenses:
Selling, general and administrative expenses	14,724,000	12,973,000	33,148,000	51,878,000
Research and development expenses	3,032,000	2,308,000	8,540,000	10,597,000
Severance expenses related to the acquisition	1,724,000	-	1,724,000	-
Acquisition related expenses	462,000	-	5,135,000	-

	19,942,000	15,281,000	48,547,000	62,475,000

Loss from operations	(3,297,000)	(96,000)	(10,183,000)	(3,458,000)
Interest income	15,000	14,000	125,000	55,000
Interest expense	(892,000)	(304,000)	(948,000)	(2,330,000)
Foreign currency translation of debt	-	(2,007,000)	-	(2,137,000)
Other (expense) income, net	(4,000)	(109,000)	(50,000)	(102,000)

Net loss before income taxes	(4,178,000)	(2,502,000)	(11,056,000)	(7,972,000)

Income tax benefit (expense)	75,000	144,000	75,000	(1,038,000)

Net loss before non-controlling interest	(4,103,000)	(2,358,000)	(10,981,000)	(9,010,000)
Non-controlling interest	18,000	(7,000)	18,000	3,000
Preferred stock dividends	(1,084,000)	(1,177,000)	(1,084,000)	(4,599,000)

Net loss attributable to common stockholders	$(5,169,000)	$(3,542,000)	$(12,047,000)	$(13,606,000)

Net loss per share - basic and diluted	$(0.18)	$(0.12)	$(0.59)	$(0.46)

Weighted average common shares outstanding - basic and diluted	28,582,000	30,227,000	20,476,000	29,703,000

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	As of December 31,
	2019*	2020
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,395,000	$18,127,000
Restricted cash	308,000	308,000
Accounts receivable, net	27,016,000	24,147,000
Inventory, net	16,381,000	12,873,000
Deferred costs - current	3,720,000	3,128,000
Prepaid expenses and other current assets	7,370,000	6,184,000
Total current assets	71,190,000	64,767,000

Deferred costs - less current portion	4,810,000	2,233,000
Fixed assets, net	8,240,000	8,804,000
Goodwill	89,068,000	83,344,000
Intangible assets, net	36,639,000	31,276,000
Right of use asset	7,024,000	9,700,000
Severance payable fund	3,530,000	4,056,000
Deferred tax asset	-	1,116,000
Other assets	2,532,000	3,115,000
Total assets	$223,033,000	$208,411,000

LIABILITIES
Current liabilities:
Short-term bank debt and current maturities of long-term debt	$3,373,000	$5,579,000
Convertible note payable	5,000,000	-
Accounts payable and accrued expenses	24,880,000	20,854,000
Deferred revenue - current	7,687,000	6,710,000
Lease liability - current	2,460,000	2,755,000
Total current liabilities	43,400,000	35,898,000

Long-term debt, less current maturities	26,515,000	23,179,000
Deferred revenue - less current portion	8,544,000	5,826,000
Lease liability - less current portion	4,779,000	7,050,000
Accrued severance payable	4,062,000	4,714,000
Deferred tax liability	3,791,000	-
Other long-term liabilities	369,000	854,000

Total liabilities	91,460,000	77,521,000

MEZZANINE EQUITY
Convertible redeemable Preferred stock: Series A	47,393,000	51,992,000

STOCKHOLDERS' EQUITY	-	-
Total Powerfleet, Inc. stockholders’ equity	84,190,000	78,823,000
Non-controlling interest	(10,000)	75,000
Total equity	84,180,000	78,898,000
Total liabilities and stockholders’ equity	$223,033,000	$208,411,000

*Derived from audited balance sheet as of December 31, 2019

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

	Year Ended December 31,
	2019	2020
		(Unaudited)
Cash flows from operating activities (net of net assets acquired):
Net loss	$(12,047,000)	$(13,606,000)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Non-controlling interest	(18,000)	(3,000)
Preferred Dividends	1,084,000	4,599,000
Inventory reserve	207,000	260,000
Stock based compensation expense	3,794,000	4,258,000
Depreciation and amortization	3,347,000	8,425,000
Right-of-use assets, non-cash lease expense	965,000	2,832,000
Change in contingent consideration	54,000	-
Other non-cash items	(40,000)	24,000
Deferred taxes	-	359,000
Changes in:
Operating assets and liabilities	(4,615,000)	1,700,000

Net cash (used in) provided by operating activities	(7,269,000)	8,848,000

Cash flows from investing activities:
Acquisitions, net of cash assumed	(69,005,000)	-
Proceeds from sale of property and equipment	24,000	75,000
Capital expenditures	(1,042,000)	(3,373,000)
Purchases of investments	(99,000)	-
Proceeds from the sale and maturities of investments	4,638,000	-

Net cash used in investing activities	(65,484,000)	(3,298,000)

Cash flows from financing activities:
Net proceeds from stock offering	46,309,000	4,041,000
Proceeds from convertible note	5,000,000	-
Repayment of convertible note	-	(5,000,000)
Proceeds from long-term-debt	30,000,000	-
Repayment of long-term debt	(2,010,000)	(2,858,000)
Debt issuance costs	(742,000)	-
Short-term bank debt, net	75,000	(262,000)
Proceeds from exercise of stock options	330,000	556,000
Purchase of treasury stock upon vesting of restricted stock	(317,000)	(423,000)

Net cash (used in) provided by financing activities	78,645,000	(3,946,000)

Effect of foreign exchange rate changes on cash and cash equivalents	345,000	128,000
Net increase in cash, cash equivalents and restricted cash	6,237,000	1,732,000
Cash, cash equivalents and restricted cash - beginning of period	10,466,000	16,703,000

Cash, cash equivalents and restricted cash - end of period	$16,703,000	$18,435,000